UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2022

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VROOM, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-39315	90-1112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1375 Broadway, Floor 11 New York, New York 10018
(Address of principal executive offices) (Zip Code)

(855) 524-1300
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Executive Severance Plan

On May 20, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Vroom, Inc. (the “Company”) approved an amendment and restatement of the Company’s Executive Severance Plan (the “Amended and Restated Executive Severance Plan”). The Amended and Restated Executive Severance Plan aligns the treatment of equity awards in the event of a Termination Upon a Change in Control with the terms of our 2020 Incentive Award Plan and current market practice by providing for full acceleration and, if applicable, exercisability of all equity awards held by a Participant as of the date of the termination. The value of any such equity awards that are performance-vesting awards shall be calculated assuming achievement of applicable performance goals or objectives at the greater of actual performance or 100%. In addition, the Amended and Restated Executive Severance Plan specifies that the Chief Executive Officer’s CIC Severance Multiplier is two and one quarter (2.25). Benefits pursuant to the Amended and Restated Executive Severance Plan are subject to a Participant’s compliance with any Employee Inventions and Proprietary Information Agreement or other similar agreement between the Participant and an entity or entities in the Company Group.

The foregoing summary of the Amended and Restated Executive Severance Plan is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Executive Severance Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference. Any capitalized term used and not defined in this Item 5.02 shall have the same meaning set forth in the Amended and Restated Executive Severance Plan.

Inducement Award Plan

On May 20, 2022, the Compensation Committee approved the adoption of the Vroom, Inc. 2022 Inducement Award Plan (the “Inducement Award Plan”), which was adopted by the Compensation Committee without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Stock Market LLC listing rules (“Rule 5635(c)(4)”). In accordance with Rule 5635(c)(4), awards under the Inducement Award Plan may only be made to a newly hired employee who has not previously been a member of the Board or an employee who is being rehired following a bona fide period of non-employment by the Company or a subsidiary as a material inducement to the employee’s entering into employment with the Company or its subsidiary. An aggregate of 3,000,000 shares of the Company’s common stock have been reserved for issuance under the Inducement Award Plan.

Amendment to Offer Letter with Robert Krakowiak

On May 20, 2022, the Compensation Committee approved an amendment to the offer letter by and between the Company and Robert Krakowiak, the Company’s Chief Financial Officer, dated September 13, 2021 (the “Amended Offer Letter”). The Amended Offer Letter revises Mr. Krakowiak’s 2022 annual equity grant entitlement, originally anticipated to be in the form of performance stock unit awards with a grant date fair value of $1,000,000, to a grant of 500,000 restricted stock units and 300,000 stock options, in each case on terms and conditions consistent with those applicable to similar awards granted to the Company’s executive leadership team.

The foregoing summary of the Amended Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Amended Offer Letter, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Executive Severance Plan
10.2	Amended Offer Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2022	VROOM, INC.
	By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Chief Financial Officer